UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

ASTRATA GROUP INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-32475	84-1408762
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

940 South Coast Drive, Suite 215, Costa Mesa, California	92626-7843
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(714) 641-1512

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)      Election of Director

On May 27, 2008, the Board of Directors (the “Board”) of Astrata Group Incorporated (the "Company") voted to elect John Clough as a new Director of the Company. There are no arrangements or understandings between Mr. Clough and any other persons, pursuant to which Mr. Clough was selected as a Director. Mr. Clough has not been appointed to serve on nor does the Company currently have a formal standing audit, nominating or compensation committee. The Board, as a whole, performs the functions of audit, nominating and compensation committees, and, in his capacity as a Director of the Company, Mr. Clough is expected to serve in a similar capacity. Mr. Clough is not related to any (i) Director or executive officer of the Company, (ii) persons nominated or chosen by the Company to become Directors or executive officers, (iii) beneficial owner of more than 5% of the Company's securities, or (iv) to any immediate family members to any such persons. Mr. Clough has never entered into a transaction with the Company in which he had, or would have, a material direct or indirect interest.

Mr. Clough became a Special Advisor to General Atlantic LLC in December, 2000. Before joining General Atlantic, he gained over 25 years of management experience in the IT industry. He was Co-Founder and Managing Director of the CSSL Group in Asia for 16 years. CSSL was one of the largest mid-range software distributors and hardware resellers in Asia. CSSL was formed in 1983 in Hong Kong and had offices in China, Malaysia, Singapore, Indonesia, Thailand, Australia and New Zealand with a staff of over 380 persons.

Mr. Clough was a Director of Synon Asia Ltd., Kapiti Asia Ltd., and, Director and Chairman of Cargonet/Arena Ltd. Prior to the formation of CSSL, Mr. Clough held the position of General Manager JBA in Asia, which was an Australian based worldwide mid-range software distributor. Mr. Clough's international experience includes working as a consultant in the areas of ERP and Finance in the UK and Europe.

Mr. Clough is currently on the Board of Directors of chinadotcom Corporation where he is a member of the company's Audit Committee. He is also Chairman of the Executive Committee and Vice Chairman of CDC Software. Mr. Clough is also a Director of Corgi International and a member of the Audit Committee – he is also on various private company boards in the region.

Item 9.01.    Financial Statements and Exhibits.

(a)	Financial Statements

None.

(b)	Pro Forma Financial Statements

None.

(c)	Exhibits

99.1           Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRATA GROUP INCORPORATED

Date: June 5, 2008	By:	/s/ Martin Euler
Martin Euler
Chief Executive Officer